Exhibit 99.1

General Moly, Inc. — NYSE MKT and TSX: GMO

1726 Cole Blvd., Suite 115

Lakewood, CO 80401

Phone: (303) 928-8599

Fax: (303) 928-8598

GENERAL MOLY ANNOUNCES SECOND QUARTER 2013 RESULTS

LAKEWOOD, COLORADO — August 2, 2013, General Moly, Inc. (the “Company”) (NYSE MKT and TSX: GMO), a U.S.-based molybdenum mineral development, exploration and mining company, announced its unaudited financial results for the second quarter ended June 30, 2013.  Net loss for the three months ended June 30, 2013 was $14.3 million ($0.16 per share), compared to a loss of $2.7 million ($0.03 per share) for the year ago period. The primary reason for the $14.3 million net loss during the second quarter was an $11.5 million non-cash charge relating to the May 14, 2013 warrant cancellation associated with the mutually terminated $125 million subordinated debt agreement between the Company and Hanlong (USA) Mining (“Hanlong”).

Excluding restricted cash, the Company’s cash balance at June 30, 2013 was approximately $35 million compared to $68 million at December 31, 2012 and $57 million at March 31, 2013.  During the second quarter, cash use of $24 million was the result of Mt. Hope Project development costs (site clearing and grubbing, pipeline development, cultural clearance and engineering) as well as general and administrative expenses partially offset by the receipt of $2 million in contribution payments from POS-Minerals Corporation. In December 2012, the Company and POS-Minerals, as members of Eureka Moly, LLC (“EMLLC”), agreed to hold $36 million of the approximately $100 million received from POS-Minerals’ December, 2012 contributions in a reserve account to maintain additional liquidity until the Company arranges full project financing.

Bruce D. Hansen, Chief Executive Officer of General Moly, said “We have spent the past few months in discussions with a number of potential strategic partners and investors as we explore a variety of financing alternatives including equity investments, project level investments and debt financings to determine which would provide the best outcomes for our shareholders in the current market.”

Mr. Hansen added, “While we expect the financing process to take time, the Company has received interest from potential strategic investors both in and outside of China. Multiple parties have signed non-disclosure agreements and are currently engaged in due diligence on the project.”

Mr. Hansen concluded, “As we proceed towards full financing at Mt. Hope, the Company will continue to prudently manage our unrestricted cash position of $35 million at the end of the second quarter with an additional $36 million in restricted cash. Steps we have taken to trim our cash burn rate include significantly reducing construction activities and engineering expenditures at Mt. Hope and deferring payments on equipment orders.”

MT. HOPE PROJECT CONSTRUCTION UPDATE

Substantial progress has been made with regards to preliminary construction activities at the Mt. Hope project site including cultural clearance, clearing and grubbing, wood harvesting, and the development of early construction water. Kautz Environmental Consultants has completed adequate field mitigation so that once financing is secured construction can proceed unencumbered by cultural sites. Ames Construction has cleared and grubbed approximately 1,800 acres in preparation for starting major earthworks. The mine, process plant, and tailings dam areas and associated roads have been substantially cleared. Ames Construction also has completed four miles of water pipeline (approximately 50% of total planned) to supply construction water from the permitted well field to the plant site. Further activities have been substantially reduced as a result of the delay in financing for the Mt. Hope Project and will resume as alternative financing becomes available.

MT. HOPE PROJECT WATER RIGHTS AND PERMIT APPEALS UPDATE

In 2012, the Nevada State Engineer (“State Engineer”) completed issuance of all water permits for the Mt. Hope Project and approved the Company’s Monitoring, Management and Mitigation Plan (“3M Plan”).  In April, 2013, the 3M Plan was challenged in an appeal and the appeal was rejected by the Nevada State District Court (“District Court”). The Petitioners recently filed an appeal of the District’s Court Order to the Nevada Supreme Court, and Petitioners’ opening briefs were filed July 26th, 2013.  EMLLC response brief is due August 26th, 2013.

The water permits were also challenged in an appeal to the District Court by Eureka County and two parties of water rights holders in Diamond and Kobeh Valley, and the appeal was rejected by the District Court in June, 2012.  The Petitioners thereafter filed an appeal to the Nevada Supreme Court. Briefing has recently been completed including appearances by Amicus Curiae supportive of the Company and the State Engineer’s position.  The Nevada Supreme Court has consolidated the 3M Plan appeal and the water permits appeal.  Presently, the Supreme Court has not issued a ruling or set a hearing date for the appeal, until the 3M Plan matter is fully briefed later in the 3rd quarter of 2013. Notwithstanding, the water remains available to the Company for use at the Mt. Hope Project.

In February 2013, Great Basin Resource Watch and the Western Shoshone Defense Project filed a Complaint, and a Motion for Preliminary Injunction, against the U.S. Department of Interior and Bureau of Land Management (“BLM”) in the U.S. District Court in Nevada, seeking relief under the National Environmental Policy Act and other federal laws challenging issuance of the Record of Decision (“ROD”) for the Mt. Hope Project.  EMLLC has intervened and along with the federal government filed its opposition to the Motion for a Preliminary Injunction.  The Court set oral argument regarding the Motion for a Preliminary Injunction on September 3, 2013.  The process for issuing the ROD involved an exhaustive environmental analysis and review that lasted more than 6 years, and included extensive public and cooperating agency input.  The Company supports the very robust and legally and technically defensible work completed by the BLM and believes that the ROD complies with all federal statutes and rules.

MT. HOPE PROJECT ENGINEERING AND EQUIPMENT PROCUREMENT UPDATE

Engineering is approximately 65% complete at the Mt. Hope Project. Through June 30, 2013, EMLLC has made deposits of $73.0 million on equipment orders and has paid $12.0 million into an escrow arrangement for electricity transmission services.

EMLLC has now ordered or purchased most of the long-lead milling equipment, haul trucks, mine production drills and has entered into a letter of intent for the purchase of two electric shovels.

EMLLC is planning the placement of firm orders for other mining and process equipment pending timing of full project financing.  Approximately 70% of the planned spend on process equipment has been defined through hard bids and purchase orders and is estimated to remain on budget.  Further, approximately 75% of planned spend on mining equipment has been committed with cancelable purchase agreements and is also estimated to remain on budget.  Some of the committed spend is subject to Producer Price Index-based escalation and additional holding costs if there are extended delays, and some agreements would be subject to cancellation.  The project remains in a construction-ready status pending final financing.

MOLYBDENUM MARKET UPDATE

During 2012, molybdenum prices traded in a relatively narrow dollar range between $10.83 and $14.95 per pound, according to Ryan’s Notes, a ferro-alloy industry news and pricing publication.  In the second quarter of 2013, molybdenum prices traded between $10.23 and $11.25 per pound, and are currently trading at $9.30 per pound amid a sluggish demand environment.

Additional information on the Company’s second quarter 2013 results will be available in General Moly’s 2013 Form 10-Q, which will be filed with the Securities and Exchange Commission and posted on the Company’s website.

GENERAL MOLY, INC.

(A DEVELOPMENT STAGE COMPANY)

CONSOLIDATED BALANCE SHEETS

(In thousands, except par value amounts)

	June 30,
	2013	December 31,
	(Unaudited)	2012
ASSETS:
CURRENT ASSETS
Cash and cash equivalents	$34,716	$68,331
Deposits, prepaid expenses and other current assets	791	136
Total Current Assets	35,507	68,467
Mining properties, land and water rights – Note 4	199,044	170,967
Deposits on project property, plant and equipment	73,032	69,691
Restricted cash held at EMLLC	36,000	36,000
Restricted cash held for electricity transmission	12,017	12,013
Restricted cash held for reclamation bonds	6,991	6,991
Non-mining property and equipment, net	764	605
Capitalized debt issuance costs	6,420	17,794
Other assets	2,994	2,994
TOTAL ASSETS	$372,769	$385,522
LIABILITIES, CONTINGENTLY REDEEMABLE NONCONTROLLING INTEREST AND EQUITY:
CURRENT LIABILITIES
Accounts payable and accrued liabilities	$6,341	$10,133
Accrued advance royalties	500	500
Accrued payments to Agricultural Sustainability Trust and Hanlong	2,000	4,000
Current portion of long term debt	11,047	10,906
Total Current Liabilities	19,888	25,539
Provision for post closure reclamation and remediation costs	1,729	627
Deferred gain	1,400	1,100
Accrued advance royalties	5,200	4,700
Accrued payments to Agricultural Sustainability Trust	2,000	2,000
Long term debt, net of current portion	680	661
Other accrued liabilities	875	875
Total Liabilities	31,772	35,502

COMMITMENTS AND CONTINGENCIES – Note 11
CONTINGENTLY REDEEMABLE NONCONTROLLING INTEREST	208,535	201,880

EQUITY
Common stock, $0.001 par value; 200,000,000 shares authorized, 91,550,674 and 91,333,092 shares issued and outstanding, respectively	92	91
Additional paid-in capital	272,523	270,902
Accumulated deficit before exploration stage	(213)	(213)
Accumulated deficit during exploration and development stage	(139,940)	(122,640)
Total Equity	132,462	148,140
TOTAL LIABILITIES, CONTINGENTLY REDEEMABLE NONCONTROLLING INTEREST AND EQUITY	$372,769	$385,522

GENERAL MOLY, INC.

(A DEVELOPMENT STAGE COMPANY)

CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE LOSS

(Unaudited - In thousands, except per share amounts)

	Three Months Ended		Six Months Ended		January 1, 2002 (Inception of Exploration
	June 30,	June 30,	June 30,	June 30,	Stage) to June
	2013	2012	2013	2012	30, 2013

REVENUES	$—	$—	$—	$—	$—
OPERATING EXPENSES:
Exploration and evaluation	217	156	334	324	40,813
Write downs of development and deposits	—	—	—	—	8,819
General and administrative expenses	2,352	2,457	4,874	5,382	85,249
TOTAL OPERATING EXPENSES	2,569	2,613	5,208	5,706	134,881
LOSS FROM OPERATIONS	(2,569)	(2,613)	(5,208)	(5,706)	(134,881)
OTHER INCOME / (EXPENSE)
Interest and dividend income	—	—	1	—	4,069
Interest expense	(260)	(64)	(721)	(128)	(1,683)
Write off of loan commitment fees (warrants)	(11,472)	—	(11,472)	—	(11,472)
Realized gain from sale of mining properties	—	—	100	—	2,100
TOTAL OTHER (EXPENSE) / INCOME , NET	(11,732)	(2,677)	(12,092)	(128)	(6,986)
LOSS BEFORE INCOME TAXES	(14,301)	(2,677)	(17,300)	(5,834)	(141,867)
Income Taxes	—	—	—	—	—
CONSOLIDATED NET LOSS	$(14,301)	$(2,677)	$(17,300)	$(5,834)	$(141,867)
Less: Net loss attributable to contingently redeemable noncontrolling interest	—	—	—	—	1,927

NET LOSS ATTRIBUTABLE TO GENERAL MOLY, INC.	$(14,301)	$(2,677)	$(17,300)	$(5,834)	$(139,940)
Basic and diluted net loss attributable to General Moly per share of common stock	$(0.16)	$(0.03)	$(0.19)	$(0.06)
Weighted average number of shares outstanding – basic and diluted	91,547	91,223	91,538	91,199

COMPREHENSIVE LOSS	$(14,301)	$(2,677)	$(17,300)	$(5,834)	$(139,940)

GENERAL MOLY, INC.

(A DEVELOPMENT STAGE COMPANY)

CONSOLIDATED STATEMENTS OF CASH FLOWS

(Unaudited - In thousands)

	Six Months Ended		January 1, 2002 (Inception of Exploration Stage) to
	June 30,	June 30,	June 30,
	2013	2012	2013
CASH FLOWS FROM OPERATING ACTIVITIES:
Net Loss	$(17,300)	$(5,834)	$(141,867)
Adjustments to reconcile net loss to net cash used by operating activities:
Depreciation and amortization	196	209	2,150
Interest expense	721	128	1,683
Equity compensation for employees and directors	1,113	995	19,339
(Increase) in deposits, prepaid expenses and other	(655)	(22)	(699)
(Decrease) increase in accounts payable and accrued liabilities	(6,676)	777	(17,548)
Increase in post closure reclamation and remediation costs	1,102	40	1,520
Write downs of development and deposits	—	—	8,819
Services and expenses paid with common stock	—	—	1,990
Repricing of warrants	—	—	965
Write off of loan commitment fees (warrants)	11,472	—	11,472
Realized gain related to sale of mining properties	(100)	—	(2,100)
(Increase) in restricted cash held for electricity transmission	(4)	—	(12,017)
Net cash used by operating activities	(10,131)	(3,707)	(126,293)

CASH FLOWS FROM INVESTING ACTIVITIES:
Purchase and development of mining properties, land and water rights	(27,472)	(7,161)	(169,056)
Deposits on property, plant and equipment	(2,266)	(2,319)	(72,331)
Proceeds from option to purchase agreements	400	300	3,500
Purchase of securities	—	—	(137)
(Increase) in Restricted Cash - EMLLC	—	—	(36,000)
(Increase) in restricted cash held for reclamation bonds	—	—	(6,500)
Cash provided by sale of marketable securities	—	—	246
Net cash used by investing activities	(29,338)	(9,180)	(280,278)

CASH FLOWS FROM FINANCING ACTIVITIES:
Proceeds from issuance of stock, net of issuance costs	49	559	228,351
Net increase (decrease) in leased assets	(148)	(75)	(158)
(Increase) in capitalized debt issuance costs	(702)	(104)	(4,420)
Proceeds from debt	—	—	10,000
Contributions and cash proceeds from POS-Minerals Corporation	6,655	—	210,462
Cash paid to POS-Minerals Corporation for purchase price adjustment	—	—	(2,994)
Net cash provided by financing activities	5,854	380	441,241
Net increase (decrease) in cash and cash equivalents	(33,615)	(12,507)	34,670
Cash and cash equivalents, beginning of period	68,331	40,709	46
Cash and cash equivalents, end of period	$34,716	$28,202	$34,716

NON-CASH INVESTING AND FINANCING ACTIVITIES:
Equity compensation capitalized as development	$460	$289	$7,557
Installment purchase of land	—	—	730
Installment purchase of equipment	191	—	191
Accrued portion of equipment purchases and long lead deposits	884	—	884
Accrued portion of advance royalties	500	5,200	5,700
Accrued portion of capitalized debt issuance costs	—	2,000	—
Restricted cash held for reclamation bond acquired in an acquisition	—	—	491
Post closure reclamation and remediation costs and accounts payable assumed in an acquisition	—	—	263
Common stock and warrants issued for property and equipment	—	—	1,586
Accrued portion of payments to the Agricultural Sustainability Trust	—	—	4,000

* * * *

General Moly is a U.S.-based molybdenum mineral development, exploration and mining company listed on the NYSE MKT (formerly the NYSE AMEX) and the Toronto Stock Exchange under the symbol GMO. Our primary asset, our interest in the Mt. Hope Project located in central Nevada, is considered one of the world’s largest and highest grade molybdenum deposits. Combined with our second molybdenum property, the Liberty Project that is also located in central Nevada, our goal is to become the largest pure play primary molybdenum producer in the world. For more information on the Company, please visit our website at http://www.generalmoly.com.

Contact Information — General Moly:
Investors - Scott Kozak	(303) 928-8591	skozak@generalmoly.com
Media - Zach Spencer	(775) 748-6059	zspencer@generalmoly.com

Website: http://www.generalmoly.com		info@generalmoly.com

Forward-Looking Statements

Statements herein that are not historical facts are “forward-looking statements” within the meaning of Section 27A of the Securities Act, as amended and Section 21E of the Securities Exchange Act of 1934, as amended and are intended to be covered by the safe harbor created by such sections.  Such forward-looking statements involve a number of risks and uncertainties that could cause actual results to differ materially from those projected, anticipated, expected, or implied by the Company.  These risks and uncertainties include, but are not limited to, metals price and production volatility, global economic conditions, currency fluctuations, increased production costs and variances in ore grade or recovery rates from those assumed in mining plans, exploration risks and results, political, operational and project development risks, including the Company’s ability to maintain  required permits to continue construction, commence production and its ability to raise required project financing, adverse governmental regulation and judicial outcomes, including recent request for preliminary injunction and appeal of the Record of Decision, and appeal of water permits.  The closing of tranche 2 of the Hanlong transaction, and Hanlong’s ability to procure bank financing may not be fulfilled.  For a detailed discussion of risks and other factors that may impact these forward looking statements, please refer to the Risk Factors and other discussion contained in the Company’s quarterly and annual periodic reports on Forms 10-Q and 10-K, on file with the SEC.  The Company undertakes no obligation to update forward-looking statements.